Exhibit 99.1

Investor	Nancy Christal	Media	Carolyn Castel
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS Caremark Corporation Announces Cash Tender Offers

for its 6.250% Senior Notes due 2027, 6.125% Senior Notes due 2039, 5.750% Senior Notes due 2041 and 5.750% Senior

Notes due 2017

WOONSOCKET, RI, August 7, 2014 – CVS Caremark Corporation (“CVS Caremark”, NYSE:CVS) announced today that it has commenced cash tender offers (the “Tender Offers”) for (1) any and all of its 6.250% Senior Notes due 2027 (the “Any and All Notes”) and (2) up to a maximum amount of its 6.125% Senior Notes due 2039, 5.750% Senior Notes due 2041 and 5.750% Senior Notes due 2017 (collectively, the “Maximum Tender Offer Notes” and together with the Any and All Notes, the “Notes”) such that the aggregate principal amount of the Maximum Tender Offer Notes tendered and accepted for purchase is equal to $1,500,000,000 less the aggregate principal amount of the Any and All Notes tendered and accepted for purchase. The purpose of the Tender Offers is to refinance a portion of CVS Caremark’s outstanding indebtedness.

CVS Caremark believes the transaction takes advantage of the current favorable interest rate environment by lowering overall interest expense and improving earnings and cash flow going forward. CVS Caremark expects to record expenses associated with the completion of the Tender Offers during the third quarter. The impact of the Tender Offers is not included in CVS Caremark’s current guidance for the third quarter or full year 2014.

Notes validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on August 20, 2014 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration (as defined in the Offer to Purchase (as defined below)), which includes the applicable Early Tender Payment (as defined in the Offer to Purchase). CVS Caremark will make a cash payment to each holder of the Notes of the applicable Total Consideration (calculated in accordance with the Offer to Purchase) based on the yield to maturity of the U.S. Treasury reference securities specified in the table below (the “UST Reference Security”) plus a fixed spread, for the Notes validly tendered on or prior to the Early Tender Date, and accepted for purchase, each as more fully described in the Offer to Purchase dated August 7, 2014 (the “Offer to Purchase”) and related Letter of Transmittal dated August 7, 2014 (the “Letter of Transmittal”).

Notes validly tendered after the Early Tender Date but at or prior to 11:59 p.m., New York City time, on September 4, 2014 (the “Expiration Date”) will be eligible to receive the applicable tender offer consideration (“Tender Offer Consideration”), namely the applicable Total Consideration minus the applicable Early Tender Payment specified in the table below.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on August 20, 2014 (such date and time, as may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless CVS Caremark is required to extend withdrawal rights under applicable law. Acceptance of tendered Notes may be subject to priority and proration as described in the Offer to Purchase. CVS Caremark reserves the right, but is not obligated, to increase the Maximum Tender Offer Amount without extending withdrawal rights, subject to compliance with applicable law.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date (as defined in the Offer to Purchase) or the Final Settlement Date (as defined in the Offer to Purchase), as applicable.

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Details regarding the Tender Offers are as follows:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(1)	Hypothetical Total Consideration(1)(2)
Any and All Notes:

6.250% Senior Notes due 2027	126650 BJ8	$1,000,000,000	1	2.500%U.S. Treasury Notes due 5/15/2024	BBT	115	$30	$1,268.22
Maximum Tender Offer Notes:

6.125% Senior Notes due 2039	126650 BR0	$1,500,000,000	2	3.625 % U.S. Treasury Notes due 2/15/2044	BBT	110	$30	$1,268.82
5.750% Senior Notes due 2041	126650 BX7	$950,000,000	3	3.625%U.S. Treasury Notes due 2/15/2044	BBT	112	$30	$1,213.73
5.750% Senior Notes due 2017	126650 BH2	$1,310,308,000	4	0.875% U.S. Treasury Notes due 7/15/2017	BBT	15	$30	$1,126.11

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Based on the Reference Yield of the UST Reference Security as of 11:00 a.m., New York City time on August 6, 2014 and the applicable expected Settlement Date (as defined in the Offer to Purchase), and excludes accrued and unpaid interest. The hypothetical Total Consideration should be used solely for the purpose of obtaining an understanding of the calculation of the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

The Tender Offers are conditioned upon certain conditions described in the Offer to Purchase, including a Financing Condition (as defined in the Offer to Purchase). CVS Caremark expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offers at any time prior to the Expiration Date. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered.

CVS Caremark has retained Barclays Capital Inc. and RBS Securities, Inc. to act as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to act as the tender and information agent for the Tender Offers. For additional information regarding the terms of the Tender Offers, please contact the Dealer Managers at Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or at RBS Securities Inc. at (877) 297-9832 (toll-free) or (203) 897-6145 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers only) or (800) 549-6746 (for all others toll-free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal made available to holders of the Notes. None of CVS Caremark, the Dealer Managers, the Tender Agent, the Information Agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase and the related Letter of Transmittal, consult their own investment and tax advisers and make their own decisions whether to tender Notes, and, if so, the principal amount of Notes to tender.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,700 retail pharmacy stores; its leading pharmacy benefit manager serving nearly 65 million plan members; and its retail health clinic system, the largest in the nation with more than 860 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about CVS Caremark at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

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